EXHIBIT 4.5


                                                                [EXECUTION COPY]





                                CREDIT AGREEMENT
               ($500,000,000 Five Year Revolving Credit Facility)

                                   dated as of

                                January 24, 2002

                                      among

                                MEDTRONIC, INC.,

                                  as Borrower,

                          CERTAIN OF ITS SUBSIDIARIES,

                                 as Guarantors,

                            THE LENDERS PARTY HERETO,

                             BANK OF AMERICA, N.A.,

                             as Administrative Agent

                                       and

                         BANC OF AMERICA SECURITIES LLC,

                   as Sole Lead Arranger and Sole Book Manager

                                TABLE OF CONTENTS

ARTICLE I  Definitions..............................................................................1

         Section 1.01      Defined Terms............................................................1
                           -------------
         Section 1.02      Classification of Loans and Borrowings..................................16
                           --------------------------------------
         Section 1.03      Terms Generally.........................................................16
                           ---------------
         Section 1.04      Accounting Terms; GAAP..................................................16
                           ----------------------

ARTICLE II  The Credits............................................................................17
            -----------
         Section 2.01      Commitments.............................................................17
                           -----------
         Section 2.02      Revolving Loans and Revolving Borrowings................................17
                           ----------------------------------------
         Section 2.03      Requests for Revolving Borrowings.......................................18
                           ---------------------------------
         Section 2.04      Requests for Swingline Borrowings.......................................19
                           ---------------------------------
         Section 2.05      Letters of Credit.......................................................20
                           -----------------
         Section 2.06      Funding of Revolving Borrowings.........................................25
                           -------------------------------
         Section 2.07      Interest Elections......................................................26
                           ------------------
         Section 2.08      Termination and Reduction of Commitments................................27
                           ----------------------------------------
         Section 2.09      Repayment of Loans; Evidence of Debt....................................28
                           ------------------------------------
         Section 2.10      Prepayment of Loans.....................................................28
                           -------------------
         Section 2.11      Fees....................................................................29
                           ----
         Section 2.12      Interest................................................................30
                           --------
         Section 2.13      Alternate Rate of Interest..............................................32
                           --------------------------
         Section 2.14      Increased Costs.........................................................32
                           ---------------
         Section 2.15      Break Funding Payments..................................................33
                           ----------------------
         Section 2.16      Taxes...................................................................34
                           -----
         Section 2.17      Payments Generally; Pro Rata Treatment; Sharing of Set-offs.............35
                           -----------------------------------------------------------
         Section 2.18      Mitigation Obligations; Replacement of Lenders..........................37
                           ----------------------------------------------

ARTICLE III  Representations and Warranties........................................................38
             ------------------------------
         Section 3.01      Organization; Powers....................................................38
                           --------------------
         Section 3.02      Authorization; Enforceability...........................................38
                           -----------------------------
         Section 3.03      Governmental Approvals; No Conflicts....................................38
                           ------------------------------------
         Section 3.04      Financial Condition; No Material Adverse Change.........................39
                           -----------------------------------------------
         Section 3.05      Properties..............................................................39
                           ----------
         Section 3.06      Litigation and Environmental Matters....................................39
                           ------------------------------------
         Section 3.07      Compliance with Laws and Agreements.....................................40
                           -----------------------------------
         Section 3.08      Investment and Holding Company Status...................................40
                           -------------------------------------
         Section 3.09      Taxes...................................................................40
                           -----
         Section 3.10      ERISA...................................................................40
                           -----
         Section 3.11      Disclosure..............................................................41
                           ----------
         Section 3.12      Federal Regulations.....................................................41
                           -------------------
         Section 3.13      Purpose of Loans........................................................41
                           ----------------
         Section 3.14      Subsidiaries and Significant Subsidiaries...............................41
                           -----------------------------------------

ARTICLE IV  Conditions.............................................................................42
            ----------
         Section 4.01      Closing Conditions......................................................42
                           ------------------
         Section 4.02      Each Credit Event.......................................................43
                           -----------------

ARTICLE V  Affirmative Covenants...................................................................43
           ---------------------
         Section 5.01      Financial Statements and Other Information..............................43
                           ------------------------------------------
         Section 5.02      Notices of Material Events..............................................45
                           --------------------------
         Section 5.03      Existence; Conduct of Business..........................................45
                           ------------------------------
         Section 5.04      Payment of Obligations..................................................45
                           ----------------------
         Section 5.05      Maintenance of Properties; Insurance....................................46
                           ------------------------------------
         Section 5.06      Books and Records; Inspection Rights....................................46
                           ------------------------------------
         Section 5.07      Compliance with Laws....................................................46
                           --------------------
         Section 5.08      Use of Proceeds.........................................................46
                           ---------------
         Section 5.09      Maintenance of Accreditation, Etc.......................................46
                           ---------------------------------
         Section 5.10      Additional Subsidiary Guarantors........................................47
                           --------------------------------

ARTICLE VI  Negative Covenants.....................................................................47
            ------------------
         Section 6.01      Consolidated Tangible Net Worth.........................................47
                           -------------------------------
         Section 6.02      Indebtedness............................................................47
                           ------------
         Section 6.03      Liens...................................................................48
                           -----
         Section 6.04      Fundamental Changes.....................................................48
                           -------------------
         Section 6.05      Transactions with Affiliates............................................49
                           ----------------------------
         Section 6.06      Restrictive Agreements..................................................49
                           ----------------------
         Section 6.07      Business Activity.......................................................49
                           -----------------
         Section 6.08      Restricted Payments.....................................................49
                           -------------------

ARTICLE VII  Events of Default.....................................................................50
             -----------------

ARTICLE VIII  The Administrative Agent.............................................................52
              ------------------------
         Section 8.01      Appointment and Authorization of Administrative Agent...................52
                           -----------------------------------------------------
         Section 8.02      Notice of Default.......................................................53
                           -----------------
         Section 8.03      Reliance by Administrative Agent........................................53
                           --------------------------------
         Section 8.04      Delegation of Duties....................................................53
                           --------------------
         Section 8.05      Successor Administrative Agent..........................................53
                           ------------------------------
         Section 8.06      Credit Decision; Disclosure of Information by Administrative Agent......54
                           ------------------------------------------------------------------
         Section 8.07      Indemnification of Administrative Agent.................................54
                           ---------------------------------------
         Section 8.08      Administrative Agent in its Individual Capacity.........................55
                           -----------------------------------------------

ARTICLE IX  Miscellaneous..........................................................................55
            -------------
         Section 9.01      Notices.................................................................55
                           -------
         Section 9.02      Waivers; Amendments.....................................................57
                           -------------------
         Section 9.03      Expenses; Indemnity; Damage Waiver......................................58
                           ----------------------------------
         Section 9.04      Successors and Assigns..................................................59
                           ----------------------
         Section 9.05      Survival................................................................62
                           --------
         Section 9.06      Counterparts; Integration; Effectiveness................................62
                           ----------------------------------------
         Section 9.07      Severability............................................................63
                           ------------

         Section 9.08      Right of Setoff.........................................................63
                           ---------------
         Section 9.09      Governing Law; Jurisdiction; Consent to Service of Process..............63
                           ----------------------------------------------------------
         Section 9.10      WAIVER OF JURY TRIAL....................................................64
                           --------------------
         Section 9.11      Headings................................................................64
                           --------
         Section 9.12      Confidentiality.........................................................64
                           ---------------

ARTICLE X  GUARANTY................................................................................65
           --------
         Section 10.1      The Guaranty............................................................65
                           ------------
         Section 10.2      Bankruptcy..............................................................66
                           ----------
         Section 10.3      Nature of Liability.....................................................66
                           -------------------
         Section 10.4      Independent Obligation..................................................66
                           ----------------------
         Section 10.5      Authorization...........................................................67
                           -------------
         Section 10.6      Reliance................................................................67
                           --------
         Section 10.7      Waiver..................................................................67
                           ------
         Section 10.8      Limitation on Enforcement...............................................68
                           -------------------------
         Section 10.9      Confirmation of Payment.................................................69
                           -----------------------

SCHEDULES:

Schedule 2.01 -- Commitments
Schedule 3.06 -- Disclosed Matters
Schedule 3.14 -- Subsidiaries and Significant Subsidiaries
Schedule 6.02 -- Existing Indebtedness
Schedule 6.03 -- Existing Liens

EXHIBITS:

Exhibit A -- Form of Assignment and Acceptance
Exhibit B -- Form of Joinder Agreement
Exhibit C -- Form of Revolving Borrowing Request
Exhibit D -- Form of Interest Election Request

                                CREDIT AGREEMENT

         THIS FIVE YEAR CREDIT AGREEMENT (this "Credit Agreement" or "Agreement"), dated as of January 24, 2002, among Medtronic, Inc., a Minnesota corporation (the "Borrower"), the Subsidiaries of the Borrower listed on the signature pages hereto (individually a "Guarantor", collectively the "Guarantors"), the Lenders party hereto, and Bank of America, N.A., as Administrative Agent, Issuing Bank and Swingline Lender.

                              W I T N E S S E T H:

         WHEREAS, the Borrower is party to the $3,000,000,000 Credit Agreement dated as of August 27, 2001, as amended (the "Existing Credit Agreement"), among the Borrower, certain Subsidiaries of the Borrower party thereto, the lenders parties thereto and Bank of America, N.A., as Administrative Agent.

         WHEREAS, the Borrower desires to replace the Existing Credit Agreement with this Agreement and the 364-Day Facility (as defined below) upon the terms, and subject to the conditions, hereinafter set forth.

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01 DEFINED TERMS.

         As used in this Credit Agreement, the following terms have the meanings specified below:

                  "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "Administrative Agent" means Bank of America, in its capacity as administrative agent for the Lenders hereunder, and its successors in such capacity.

                  "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "Agent-Related Persons" means the Administrative Agent (including any successor agent), together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and
         (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

                  "Applicable Rate" means, for any day, with respect to any Eurodollar Loan, or with respect to the facility fees or utilization fees payable hereunder, as the case may be, the applicable rate per annum set forth below (in basis points) under the caption "Eurodollar Spread", "Facility Fee Rate", or "Utilization Fee Rate", as the case may be, based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt:

         =======================================================================================================


          CATEGORY         MOODY'S/S&P RATING       EURODOLLAR SPREAD  FACILITY FEE RATE   UTILIZATION FEE RATE
                                                                                                (COMMITMENT
                                                                                          UTILIZATION PERCENTAGE
                                                                                             GREATER THAN 50%)
         -------------------------------------------------------------------------------------------------------
              I      Greater than or equal to Aa2/AA      12.25               6.5                   5.0

         -------------------------------------------------------------------------------------------------------

             II       Greater than or equal to Aa3/AA-    13.00               7.0                   7.5
                           but less than Aa2/AA

         -------------------------------------------------------------------------------------------------------

            III       Greater than or equal to A1/A+      19.50               8.0                   7.5
                           but less than Aa3/AA-

         -------------------------------------------------------------------------------------------------------

             IV       Greater than or equal to A2/A       25.00              10.0                  10.0
                           but less than A1/A+

         -------------------------------------------------------------------------------------------------------

              V              Less than A2/A               32.50              12.5                  12.5

         =======================================================================================================

                  For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category V; (ii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings unless one of the two ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next above that of the lower of the two ratings; and (iii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

                  "Approved Fund" means with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "Arranger" means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

                  "Availability Period" means the period from and including the Closing Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

                  "Bank of America" means Bank of America, N.A.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "Borrower" means Medtronic, Inc., a Minnesota corporation.

                  "Borrowing" means a Revolving Borrowing or a Swingline Borrowing, as the case may be.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Capital Stock" means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and
         (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "Cash Equivalents" shall mean (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition ("Government Obligations"), (b) U.S. dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or (z) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 364 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or commercial paper or any variable rate notes issued by, or guaranteed by any domestic corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition,
         (d) repurchase agreements with a bank or trust company (including a Lender) or a recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America, (e) obligations of any state of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited Government Obligations maturing as to principal and interest at times and in amounts sufficient to provide such payment and (f) auction preferred stock rated in the highest short-term credit rating category by S&P or Moody's.

                  "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the

         Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of the Borrower by any Person or group.

                  "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Credit Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Credit Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Credit Agreement.

                  "Closing Date" means the date hereof.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitment" means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Swingline Loans and Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be reduced from time to time pursuant to Section 2.08. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable.

                  "Commitment Utilization Percentage" means on any day the percentage equivalent of a fraction (a) the numerator of which is the sum of (i) the aggregate outstanding principal amount of Loans (but not including any Swingline Loans) hereunder plus the aggregate amount of LC Exposure hereunder plus (ii) the aggregate outstanding principal amount of "Loans" under the 364-Day Facility (as such term is defined therein) and (b) the denominator of which is the sum of (i) aggregate amount of the Commitments (or, on any day after termination of the Commitments, the aggregate amount of the Commitments in effect immediately preceding such termination) hereunder plus (ii) the aggregate amount of the Commitments (or, on any day after termination of the Commitments, the aggregate amount of the Commitments in effect immediately preceding such termination) under the 364-Day Facility (as such term is defined therein).

                  "Consolidated Assets" means the consolidated assets of the Borrower and its Subsidiaries, determined in accordance with GAAP.

                  "Consolidated Tangible Assets" means the Consolidated Assets less: (i) goodwill and (ii) other intangibles (other than patents, trademarks, licenses, copyrights and other intellectual property and prepaid assets).

                  "Consolidated Tangible Net Worth" means at any date, Consolidated Tangible Assets minus Consolidated Total Liabilities, determined in accordance with GAAP.

                  "Consolidated Total Liabilities" means at any date, with respect to the Borrower and its Subsidiaries on a consolidated basis, total liabilities, determined in accordance with GAAP.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "Credit Documents" means a collective reference to this Credit Agreement, the promissory notes, if any, each Joinder Agreement and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto (in each case as the same may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time), and "Credit Document" means any one of them.

                  "Debt Issuance" means the issuance of any Indebtedness for borrowed money by the Borrower or any of its Subsidiaries.

                  "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

                  "dollars" or "$" refers to lawful money of the United States of America.

                  "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources or the management, release or threatened release of any Hazardous Material.

                  "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or
         (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "Equity Issuance" means any issuance by the Borrower or any of its Subsidiaries to any Person of (a) shares of its Capital Stock other than (i) any shares of its Capital Stock pursuant to the exercise of options or warrants, (ii) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity and (iii) in the case of Subsidiaries, any shares of its Capital Stock issued to the Borrower or any of its Subsidiaries or (b) any options or warrants relating to its Capital Stock. The term "Equity Issuance" shall not include (i) any Debt Issuance or (ii) the issuance of Capital Stock of the Borrower pursuant to any stock plans of the Borrower or its Subsidiaries.

                   "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                  "ERISA Event" means (a) any "reportable event", as defined in
         Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to
         Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan;
         (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the LIBO Rate.

                  "Event of Default" has the meaning assigned to such term in
         Article VII.

                  "Excess Utilization Day" means each day on which the Commitment Utilization Percentage exceeds 50%.

                  "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located,

         (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Lender is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Credit Agreement or is attributable to such Foreign Lender's failure or inability to comply with Section 2.16(e), except to the extent that such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.16(a).

                  "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Fee Letter" means the letter agreement dated December 14, 2001 addressed to the Borrower from the Administrative Agent, as amended, modified, restated or otherwise supplemented from time to time.

                   "Financial Officer" means the chief financial officer, principal accounting officer, senior vice president of finance, treasurer, assistant treasurer, controller or assistant controller of the Borrower or any officer having substantially the same position for the Borrower.

                  "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "GAAP" means generally accepted accounting principles in the United States of America.

                  "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof,
         (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Guarantor" means each of the Persons identified as a "Guarantor" on the signature pages hereto and each Person which may hereafter execute a Joinder Agreement pursuant to Section 5.10, together with their successors and permitted assigns, and "Guarantor" means any one of them.

                  "Guaranty" shall mean the guaranty of the Guarantors set forth in Article X.

                  "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to similar cash advances (including, without limitation, all obligations pursuant to any sale or financing of receivables, but excluding any premiums, fees and deposits received in the ordinary course of business), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable or other like obligations incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding the foregoing, Indebtedness shall exclude Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary.

                  "Indemnified Liabilities" shall have the meaning assigned to such term in Section 9.03(b).

                  "Indemnified Taxes" means Taxes other than Excluded Taxes.

                  "Index Debt" means senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.

                  "Interest Election Request" means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.07, in substantially the form of Exhibit D.

                  "Interest Payment Date" means (a) with respect to any ABR Loan (including Swingline Loans), the last day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Revolving Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

                  "Interest Period" means with respect to any Eurodollar Borrowing, the period commencing on the date of such Eurodollar Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.

                  "Issuing Bank" means Bank of America in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(j).

                  "Joinder Agreement" means a Joinder Agreement substantially in the form of Exhibit B hereto, executed and delivered by a new Guarantor in accordance with the provisions of Section 5.10.

                  "LC Commitment" means $50,000,000.

                  "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

                  "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus
         (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

                  "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

                  "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

                  "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate screen (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien" means, with respect to any asset (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Loans" means the loans made by the Lenders to the Borrower pursuant to Article II of this Credit Agreement (including, without limitation, the Swingline Loans).

                  "Material Adverse Effect" means a material adverse effect on
         (a) the business, property, operations or financial condition of the Borrower and the Subsidiaries taken as a whole, (b) the ability of the Borrower to perform any of its obligations under this Credit Agreement or (c) the legal rights of or benefits available to the Lenders under this Credit Agreement.

                  "Material Indebtedness" means Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $100,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

                  "Maturity Date" means the fifth anniversary of the Closing
         Date.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means a multiemployer plan as defined in
         Section 4001(a)(3) of ERISA.

                  "Net Cash Proceeds" means the aggregate proceeds paid in cash or Cash Equivalents received by the Borrower or any of its Subsidiaries in respect of any Equity Issuance or Debt Issuance, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and (b) taxes paid or payable as a result thereof; it being understood that "Net Cash Proceeds" shall include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by the Borrower or any Subsidiary of the Borrower in any Equity Issuance or Debt Issuance.

                  "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Credit Agreement.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "Permitted Encumbrances" means:

                  (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with
         Section 5.04;

                  (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                  (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  (e) Liens arising out of judgments or awards so long as an appeal or proceeding for review is being prosecuted in good faith and for the payment of which adequate reserves, bonds or other security reasonably acceptable to the Administrative Agent have been provided or are fully covered by insurance; and

                  (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

         provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or
         Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by Bank of America as its prime rate in effect at its principal office in Charlotte, North Carolina; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  "Register" has the meaning set forth in Section 9.04(c).

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Required Lenders" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time.

                  "Restricted Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of the Borrower or any of its Subsidiaries, now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of the Borrower or any of its Subsidiaries, now or hereafter outstanding, and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of the Borrower or any of its Subsidiaries, now or hereafter outstanding.

                  "Revolving Borrowing" means Revolving Loans of the same Type, made, converted or continued on the same date and in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

                  "Revolving Borrowing Request" means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03, in substantially the form of Exhibit C.

                  "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Loans, Swingline Exposure and LC Exposure at such time.

                  "Revolving Loan" means a Loan made pursuant to Section 2.03.

                  "SEC" means the United States Securities and Exchange Commission.

                  "S&P" means Standard & Poor's Ratings Services.

                  "Significant Subsidiary" means, at any particular time, any Subsidiary of the Borrower (or such Subsidiary and its Subsidiaries taken together) that would be a "significant subsidiary" of the Borrower within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

                  "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent or any Lender is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Subsidiary" means any subsidiary of the Borrower.

                  "Swingline Borrowing" means a Swingline Loan made pursuant to
         Section 2.04(b).

                  "Swingline Commitment" means the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding of up to the Swingline Committed Amount.

                  "Swingline Committed Amount" shall have the meaning assigned to such term in Section 2.04(a).

                  "Swingline Exposure" means, at any time, the aggregate amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

                  "Swingline Lender" means Bank of America, in its capacity as lender of Swingline Loans hereunder, and its successors in such capacity.

                  "Swingline Loan" means a Loan made pursuant to Section 2.04.

                  "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Transactions" means the execution, delivery and performance by the Borrower of this Credit Agreement, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

                  "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBO Rate or the Alternate Base Rate.

                  "Used Commitment" means the aggregate outstanding principal amount of Loans (but not including any Swingline Loans) hereunder plus the aggregate amount of LC Exposure hereunder.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  "364-Day Facility" means the Credit Agreement ($750,000,000 364-Day Revolving Credit Facility), dated as of the date hereof, among the Borrower, the subsidiaries of the Borrower party thereto, the lenders parties thereto and Bank of America, as administrative agent, providing for a $750,000,000 revolving credit facility for a 364-day period, as amended or extended from time to time.

         SECTION 1.02 CLASSIFICATION OF LOANS AND BORROWINGS.

         For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a "Eurodollar Loan"). Borrowings also may be classified and referred to by Type (e.g., a "Eurodollar Borrowing").

         SECTION 1.03 TERMS GENERALLY.

         The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise
(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Credit Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Credit Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

         SECTION 1.04 ACCOUNTING TERMS; GAAP.

         Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                   THE CREDITS

         SECTION 2.01 COMMITMENTS.

         Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) the aggregate principal amount of such Lender's Revolving Credit Exposure exceeding such Lender's Commitment or (b) the total Revolving Credit Exposures exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

         SECTION 2.02 REVOLVING LOANS AND REVOLVING BORROWINGS.

                  (a) Each Revolving Loan shall be made as part of a Revolving Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Revolving Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Revolving Loans as required.

                  (b) Subject to Section 2.13, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Credit Agreement.

                  (c) At the commencement of each Interest Period for any Eurodollar Borrowing or on the date of any ABR Borrowing, such Revolving Borrowing shall be in a minimum aggregate amount of $5,000,000 and integral multiples of $500,000 in excess thereof; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments. Revolving Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than an aggregate total of ten Eurodollar Borrowings outstanding.

                  (d) Notwithstanding any other provision of this Credit Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Revolving Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

         SECTION 2.03 REQUESTS FOR REVOLVING BORROWINGS.

         To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon (Charlotte, North Carolina time), three Business Days before the date of the proposed Revolving Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 noon (Charlotte, North Carolina time), on the date of the proposed Revolving Borrowing, including any such notice of an ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each such telephonic Revolving Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Revolving Borrowing Request signed by a Financial Officer of the Borrower. Each such telephonic and written Revolving Borrowing Request shall specify the following information in compliance with Section 2.02:

                           (i) the aggregate amount of the requested Revolving
                  Borrowing;

                           (ii) the date of such Revolving Borrowing, which
                  shall be a Business Day;

                           (iii) whether such Revolving Borrowing is to be an
                  ABR Borrowing or a Eurodollar Borrowing;

                           (iv) in the case of a Eurodollar Borrowing, the
                  initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                           (v) the location and number of the Borrower's account
                  to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

         If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Revolving Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Revolving Borrowing.

         SECTION 2.04 REQUESTS FOR SWINGLINE BORROWINGS.

                  (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Availability Period; provided that (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed $50,000,000 (the "Swingline Committed Amount"), and
         (ii) the sum of the total Revolving Credit Exposures shall not exceed the total Commitments. Subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

                  (b) Whenever the Borrower desires a Swingline Loan hereunder it shall give written notice (or telephonic notice promptly confirmed in writing), signed by a Financial Officer of the Borrower, to the Swingline Lender not later than 1:00 P.M., (Charlotte, North Carolina time), on the Business Day of the requested Swingline Loan. Each such notice shall be irrevocable and shall specify (i) that a Swingline Loan is requested, (ii) the date of the requested Swingline Loan (which shall be a Business Day) and (iii) the principal amount of the Swingline Loan requested. Each Swingline Loan shall be made as an ABR Loan and shall have such maturity date as set forth in paragraph (d) below. The Swingline Lender shall make each Swingline Loan available to the Borrower by 3:00 P.M., (Charlotte, North Carolina time), on the Business Day of the requested Swingline Borrowing.

                  (c) Each Swingline Loan shall be in a minimum principal amount of $1,000,000 and integral multiples of $100,000 in excess thereof (or the remaining amount of the Swingline Committed Amount, if less).

                  (d) The principal amount of all Swingline Loans shall be due and payable on the earlier of (i) a date not more than seven (7) Business Days from the date of advance thereof or (ii) the Maturity Date. The Borrower may prepay all or a portion of any Swingline Loan at any time without premium or penalty. The Swingline Lender may, at any time, in its sole discretion, upon one Business Day's prior written notice to the Borrower and the Lenders, demand repayment of any Swingline Loan by way of a Revolving Borrowing, in which case the Borrower shall be deemed to have requested a Revolving Borrowing comprised solely of ABR Loans in the amount of such Swingline Loan. Each Lender hereby irrevocably agrees to make a Loan ratably in accordance with its respective Commitment as set forth in Section 2.02(a) in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such Revolving Borrowing may not comply with the minimum amount for ABR Borrowings otherwise required hereunder, (ii) whether any conditions specified in
         Section 4.02 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure of any such request or deemed request for an ABR Borrowing to be made by the time otherwise required hereunder, (v) whether the date of such Revolving Borrowing is a date on which ABR Borrowings are otherwise permitted to be made hereunder or
         (vi) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such Revolving Borrowing. In the event that any Revolving Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect), then each Lender hereby agrees that it shall forthwith purchase (as of the date such Revolving Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender its Applicable Percentage of the outstanding Swingline Loans as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based upon its Applicable Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 2.08), provided that
         (i) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective interests in the outstanding Swingline Loans are purchased and (ii) at the time any purchase of the respective interests in the outstanding Swingline Loans pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Swingline Lender, to the extent not paid to the Swingline Lender by the Borrower in accordance with Section 2.12, interest on the principal amount of the outstanding Swingline Loans purchased for each day from and including the day upon which such Revolving Borrowing would otherwise have occurred to but excluding the date of payment for such purchase, at the rate equal to the Federal Funds Effective Rate.

         SECTION 2.05 LETTERS OF CREDIT.

                  (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance (or the amendment, renewal or extension) of Letters of Credit for its own account or the account of any Subsidiary, in a form acceptable to the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Notwithstanding any language in a letter of credit application or other agreement, no Lien shall be granted by the Borrower or any Subsidiary pursuant to such application or agreement.

                  (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (not less than 2 Business Days in advance of the requested date of issuance, amendment, renewal or extension) a letter of credit application on the Issuing Bank's standard form and signed by a Financial Officer of the Borrower requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the total Revolving Credit Exposures shall not exceed the total Commitments and (ii) the LC Exposure shall not exceed the LC Commitment.

                  (c) Expiration Date. No Letter of Credit shall (i) have an original expiry date more than one year from the date of issuance (provided that any such Letter of Credit may contain customary "evergreen" provisions pursuant to which the expiry date is automatically extended by a specific time period unless the Issuing Bank gives notice to the beneficiary of such Letter of Credit at least a specified time period prior to the expiry date then in effect) and
         (ii) as originally issued or extended, have an expiry date extending beyond the date that is five Business Days prior to the Maturity Date.

                  (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, (Charlotte, North Carolina time), on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., (Charlotte, North Carolina time), on such date, and otherwise such payment shall be made not later than 12:00 noon, (Charlotte, North Carolina time), on the Business Day immediately following the day such notice is received by the Borrower. Unless the Borrower shall immediately notify the Issuing Bank and the Administrative Agent of its intent to otherwise reimburse the Issuing Bank for an LC Disbursement, the Borrower shall be deemed to have requested a Revolving Borrowing in the amount of the LC Disbursement as provided in paragraph (f) below, the proceeds of which will be used to satisfy its reimbursement obligation. If the LC Disbursement is not reimbursed as provided above, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such

         Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of a Revolving Borrowing as contemplated in paragraph (f) below) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

                  (f) Repayment with Revolving Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Borrowing to reimburse an LC Disbursement, the Administrative Agent shall give notice to the Lenders that a Revolving Borrowing has been requested or deemed requested in connection with an LC Disbursement, in which case a Revolving Borrowing comprised entirely of ABR Loans (each such Borrowing, a "Mandatory Borrowing") shall be immediately made (without giving effect to any termination of the Commitments hereunder) ratably by the Lenders based on each Lender's respective Applicable Percentage of the total Commitments (determined before giving effect to any termination of the Commitments hereunder) and the proceeds thereof shall be paid directly to the Administrative Agent, for the benefit of the Issuing Bank, for application to the applicable LC Disbursement. Each Lender hereby irrevocably agrees to make its Revolving Loan immediately upon any such request or deemed request on account of each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same date notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the minimum amount for ABR Borrowings otherwise required hereunder, (ii) whether any conditions specified in Section 4.02 are then satisfied, (iii) whether a Default or Event of Default then exists, (iv) failure of any such request or deemed request for an ABR Borrowing to be made by the time otherwise required hereunder, (v) the date of the Mandatory Borrowing or (vi) any reduction in the total Commitments after any such Letter of Credit may have been drawn upon.

                  (g) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:

                           (i) any lack of validity or enforceability of any
                  Letter of Credit or this Credit Agreement, or any term or provision therein;

                           (ii) any amendment or waiver of or any consent to
                  departure from all or any of the provisions of any Letter of Credit or this Credit Agreement;

                           (iii) the existence of any claim, setoff, defense or
                  other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement or any other related or unrelated agreement or transaction;

                           (iv) any draft or other document presented under a
                  Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

                           (v) payment by the Issuing Bank under a Letter of
                  Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

                           (vi) any other act or omission to act or delay of any
                  kind of the Issuing Bank, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

provided that (i) the Borrower shall not be obligated to reimburse the Issuing Bank for any payment or indemnify the Issuing Bank for any wrongful dishonor or any other matter to the extent resulting from acts or omissions constituting gross negligence or willful misconduct by the Issuing Bank, (ii) the Borrower shall not be obligated to reimburse any Lender for any payment or indemnify any Lender for any matter to the extent resulting from acts or omissions constituting gross negligence or willful misconduct by such Lender and (iii) the Lenders shall not be obligated to reimburse the Issuing Bank for any payment or indemnify the Issuing Bank for any wrongful dishonor or any other matter to the extent resulting from acts or omissions constituting gross negligence or willful misconduct by the Issuing Bank.

Nothing in this Agreement shall be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise the agreed standard of care (as set forth below) in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that the Issuing Bank shall have exercised the agreed standard of care in the absence of gross negligence or willful misconduct on the part of the Issuing Bank and if performed in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York and The Uniform Customs and Practice for Documentary Credits.

                  (h) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

                  (i) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such LC Disbursement is reimbursed, at the rate per annum then applicable to ABR Loans. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

                  (j) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(c). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

                  (k) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest and fees thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any income earned on the investment of such deposits in Cash Equivalents, which investments the Administrative Agent agrees to make at the Borrower's risk and expense, such deposits shall not otherwise bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time (including, without limitation, reimbursement of the Lenders with LC Exposure), or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within two Business Days after all Events of Default have been cured or waived.

         SECTION 2.06 FUNDING OF REVOLVING BORROWINGS.

                  (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m. (Charlotte, North Carolina time), to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in Charlotte, North Carolina and designated by the Borrower in the applicable Revolving Borrowing Request.

                   (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Revolving Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Revolving Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Revolving Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Revolving Borrowing.

         SECTION 2.07 INTEREST ELECTIONS.

                  (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Revolving Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Revolving Borrowing Request. Thereafter, the Borrower may elect to convert such Revolving Borrowing to a different Type or to continue such Revolving Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefore, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Revolving Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Revolving Borrowing, and the Loans comprising each such portion shall be considered a separate Revolving Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

                  (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Revolving Borrowing Request would be required under
         Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request signed by a Financial Officer of the Borrower.

                  (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                           (i) the Revolving Borrowing to which such Interest
                  Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Revolving Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Revolving Borrowing);

                           (ii) the effective date of the election made pursuant
                  to such Interest Election Request, which shall be a Business Day;

                           (iii) whether the resulting Revolving Borrowing is to
                  be an ABR Borrowing or a Eurodollar Borrowing; and

                           (iv) if the resulting Revolving Borrowing is a
                  Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period."

         If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Revolving Borrowing.

                  (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Revolving Borrowing is repaid as provided herein, at the end of such Interest Period such Revolving Borrowing shall be continued as a Eurodollar Borrowing with an Interest Period of one month's duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

         SECTION 2.08 TERMINATION AND REDUCTION OF COMMITMENTS.

                  (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

                  (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments in whole or in part; provided that (i) each reduction of the Commitments shall be in an aggregate amount not less than $50,000,000 and integral multiples of $10,000,000 in excess thereof and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the Revolving Credit Exposures would exceed the total Commitments.

                  (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

         SECTION 2.09 REPAYMENT OF LOANS; EVIDENCE OF DEBT.

                  (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan and all interest, fees and other amounts payable hereunder on the Maturity Date and (ii) to the Swingline Lender, the then unpaid principal amount of each Swingline Loan on the maturity thereof.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be conclusive (absent manifest error) evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Credit Agreement.

                  (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender and in a form approved by the Administrative Agent and the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein.

         SECTION 2.10 PREPAYMENT OF LOANS.

                  (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty, subject to Section 2.15 and subject to prior notice in accordance with paragraph (b) of this Section.

                  (b) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (A) in the case of prepayment of a Eurodollar Borrowing, not later than 12:00 noon (Charlotte, North Carolina time), three Business Days before the date of prepayment, (B) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon (Charlotte, North Carolina time), on the date of prepayment or (C) in the case of prepayment of a Swingline Loan, not later than

         12:00 noon (Charlotte, North Carolina time), on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with
         Section 2.08. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

         SECTION 2.11 FEES.

                  (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the Closing Date to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the date on which the Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (b) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a utilization fee equal to the Applicable Rate in effect from time to time for each day on which the Commitment Utilization Percentage exceeds 50%, which fee shall accrue on the daily amount of the Used Commitment of such Lender for each Excess Utilization Day during the period from and including the Closing Date to but excluding the date on which such Lender's Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such utilization fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure for each Excess Utilization Day from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued utilization fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any utilization fees accruing after the date on which the Commitments terminate shall be payable on demand. All utilization fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (c) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Rate for Eurodollar Spreads (as defined under "Applicable Rate") on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (d) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

                  (e) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees, utilization fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

         SECTION 2.12 INTEREST.

                  (a) The Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate.

                  (b) The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

                  (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due (following the expiration of any grace period specified in Article VII), whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided above.

                  (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefore, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest shall be payable upon termination of the Commitments.

                  (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                  (f) If any Lender shall be required under the regulations of the Board to maintain reserves with respect to liabilities or assets consisting of, or including, Eurocurrency Liabilities (as defined in Regulation D of the Board), the Borrower shall pay to the Administrative Agent for the account of such Lender, additional interest on the unpaid principal amount of each Eurodollar Loan made to the Borrower by such Lender, from the date of such Loan until such Loan is paid in full, at an interest rate per annum equal at all times during the Interest Period for such Eurodollar Loan to the remainder obtained by subtracting (i) the LIBO Rate for such Interest Period from
         (ii) the rate obtained by multiplying LIBO Rate as referred to in clause (i) above by the Statutory Reserve Rate applicable to such Lender for such Interest Period. Such additional interest shall be determined by such Lender and notified to the Borrower (with a copy to the Administrative Agent) not later than five Business Days before the next Interest Payment Date for such Eurodollar Loan, and such additional interest so notified to the Borrower by any Lender shall be payable to the Administrative Agent for the account of such Lender on each Interest Payment Date for such Eurodollar Loan.

         SECTION 2.13 ALTERNATE RATE OF INTEREST.

         If prior to the commencement of any Interest Period for a Eurodollar
Borrowing:

                  (a) the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period; or

                  (b) the Administrative Agent is advised by the Required Lenders that the LIBO Rate for such Interest Period will not, in their reasonable judgment, adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Revolving Borrowing for such Interest Period;

         then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Revolving Borrowing Request requests a Eurodollar Borrowing, such Revolving Borrowing shall be made as an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Revolving Borrowings, then the other Type of Revolving Borrowings shall be permitted.

         SECTION 2.14 INCREASED COSTS.

                  (a) If any Change in Law shall:

                           (i) impose, modify or deem applicable any reserve,
                  special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or the Issuing Bank (other than any reserves included in the Statutory Reserve Rate); or

                           (ii) impose on any Lender or the Issuing Bank or the
                  London interbank market any other condition affecting this Credit Agreement or Eurodollar Loans or any Letter of Credit or participation therein;

         and the result of any of the foregoing shall be to increase the cost (except with respect to Excluded Taxes) to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost (except with respect to Excluded Taxes) to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable (except to the extent caused by Excluded Taxes) by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or the Issuing Bank to be material, then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

                  (b) If any Lender or the Issuing Bank reasonably determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Credit Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuer Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

                  (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and the method of calculating such amounts, in reasonable detail, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefore; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

         SECTION 2.15 BREAK FUNDING PAYMENTS.

         In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.10(b) if such notice is revoked in accordance herewith two Business Days or less before the specified effective date), (d) the assignment of any Eurodollar

Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense (but not loss of profit) attributable to such event. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount reasonably determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

         SECTION 2.16 TAXES.

                  (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
         (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The Borrower shall indemnify the Administrative Agent, each Lender, and the Issuing Bank within 10 days after written demand therefore, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Each Foreign Lender, on or prior to the date of its execution and delivery of this Credit Agreement or on the date of the Assignment and Acceptance pursuant to which it becomes a Lender, as applicable, shall provide the Borrower with any form or certificate that is required by any taxing authority (including, if applicable, a copy of Internal Revenue Service Forms W-9, W-8BEN or W-8ECI, as appropriate, or any successor or other form prescribed by the Internal Revenue Service), certifying that such Lender is exempt from or entitled to a reduced rate of withholding taxes on payments pursuant to this Credit Agreement. Thereafter, each such Lender shall provide additional forms or certificates (i) to the extent a form or certificate previously provided has been inaccurate, invalid or otherwise ceases to be effective or (ii) as requested in writing by the Borrower or the Administrative Agent. If any Foreign Lender fails to comply with the provisions of this Section, the Borrower, may, as required by law, deduct and withhold federal income tax payments from payments to such Lender under this Credit Agreement. The obligation of the Lenders under this Section shall survive the payment of all obligations and the resignation or replacement of the Administrative Agent.

                  (f) Any Lender claiming any additional amounts payable pursuant to this Section 2.16 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to select or change the jurisdiction of its applicable lending office if the making of such a selection or change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise economically disadvantageous to such Lender.

                  (g) If any Lender or the Administrative Agent, as the case may be, obtains a refund of any Tax for which payment has been made pursuant to this Section 2.16, which refund in the good faith judgment of such Lender or the Administrative Agent, as the case may be, (and without any obligation to disclose its tax records) is allocable to such payment made under this Section 2.16, the amount of such refund (together with any interest received thereon and reduced by reasonable costs incurred in obtaining such refund) promptly shall be paid to the Borrower to the extent payment has been made in full by the Borrower pursuant to this Section 2.16.

         SECTION 2.17 PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF
SET-OFFS.

                  (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 2.14, 2.15 or 2.16, or otherwise) prior to 1:00 P.M. (Charlotte, North Carolina time), on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 100 North Tryon, Charlotte, North Carolina, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

                  (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Distributions then due to such parties.

                  (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Credit Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

                  (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank, as the case may be, hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

                  (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(d) or (e), 2.06(a) or 2.17(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

         SECTION 2.18 MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.

                  (a) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
         Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be economically disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
         Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Credit Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld,
         (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in

         LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under
         Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.



                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Lenders that:

         SECTION 3.01 ORGANIZATION; POWERS.

         Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

         SECTION 3.02 AUTHORIZATION; ENFORCEABILITY.

         The Transactions are within the Borrower's corporate powers and have been duly authorized by all necessary corporate and, if required, shareholder action. This Credit Agreement and each promissory note, if any, has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

         SECTION 3.03 GOVERNMENTAL APPROVALS; NO CONFLICTS.

         The Transactions (a) do not require any material consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or any of their respective assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

         SECTION 3.04 FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE.

                  (a) The Borrower has heretofore furnished to the Lenders (i) its consolidated balance sheet and statements of operations, shareholders' equity and cash flows as of and for the fiscal year ended April 27, 2001, reported on by PricewaterhouseCoopers LLP, independent public accountants, and (ii) its consolidated balance sheet and statements of operations and cash flows as of and for the fiscal quarters ended July 27, 2001 and October 26, 2001, signed by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

                  (b) There has been no material adverse change in the business, assets, operations, or financial condition of the Borrower and its Subsidiaries, taken as a whole, from those disclosed in the Borrower's Form 10-K for the fiscal year ended April 27, 2001, other than as disclosed in the Borrower's quarterly report on Form 10-Q for its fiscal quarters ending on July 27, 2001 and October 26, 2001 and the Borrower's current report on Form 8-K dated September 5, 2001 and the amendment to such Form 8-K dated November 13, 2001, each as filed with the SEC prior to the date hereof.

         SECTION 3.05 PROPERTIES.

                  (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

                  (b) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.06 LITIGATION AND ENVIRONMENTAL MATTERS.

                  (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) which in any manner draws into question the validity or enforceability of this Credit Agreement.

                  (b) Except for the Disclosed Matters or except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

                  (c) Since the date of this Credit Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.07 COMPLIANCE WITH LAWS AND AGREEMENTS.

                  (a) Each of the Borrower and its Subsidiaries is in compliance with all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

                  (b) Neither the Borrower nor any Subsidiary is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would be reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.08 INVESTMENT AND HOLDING COMPANY STATUS.

         Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

         SECTION 3.09 TAXES.

         Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed (taking into account any extensions granted by the applicable taxing authority) and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.10 ERISA.

         No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a

Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $100,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $100,000,000 the fair market value of the assets of all such underfunded Plans.

         SECTION 3.11 DISCLOSURE.

         The Borrower has disclosed (which disclosure includes all filings by the Borrower pursuant to the Securities Exchange Act of 1934) to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished in writing by or on behalf of the Borrower to the Administrative Agent or any Lender for use specifically in connection with the negotiation of this Credit Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

         SECTION 3.12 FEDERAL REGULATIONS.

         No part of the proceeds of any Loans will be used in any transaction or for any purpose which violates the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System, as now and from time to time hereafter in effect. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of Form FR U-1 referred to in said Regulation U.

         SECTION 3.13 PURPOSE OF LOANS.

         The proceeds of the Loans and Letters of Credit shall be used to (i) refinance the Existing Credit Agreement and (ii) finance any lawful general corporate purpose, including acquisitions, and working capital.

         SECTION 3.14 SUBSIDIARIES AND SIGNIFICANT SUBSIDIARIES.

         Set forth on Schedule 3.14 is a complete and accurate list of all Subsidiaries and all Significant Subsidiaries as of the Closing Date.

                                   ARTICLE IV

                                   CONDITIONS

         SECTION 4.01 CLOSING CONDITIONS.

         This Credit Agreement shall become effective on the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
                  (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Credit Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Credit Agreement) that such party has signed a counterpart of this Credit Agreement.

                  (b) The Administrative Agent shall have received a favorable written opinion or opinions (addressed to the Administrative Agent and the Lenders and dated the Closing Date) of (i) Fredrickson & Bryon, P.A., counsel for the Borrower and the Guarantors, (ii) Sullivan & Cromwell, special counsel for the Borrower and the Guarantors, (iii) Henderson, Daily, Withrow & DeVoe, special counsel for the Borrower and the Guarantors and (iv) of Senior Legal Counsel to the Borrower and the Guarantors, and covering such other matters relating to the Borrower, the Guarantors, this Credit Agreement or the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.

                  (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower and each of the Guarantors, the authorization of the Transactions and any other legal matters relating to the Borrower, the Guarantors, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

                  (d) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

                  (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, without limitation the fees set forth in the Fee Letter and, to the extent invoiced, the reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

                  (f) The commitments under the Existing Credit Agreement shall have been terminated and all amounts owing thereunder shall have been paid.

         SECTION 4.02 EACH CREDIT EVENT.

                  The obligation of each Lender to make a Loan on the occasion of any Revolving Borrowing, the Issuing Bank to issue, amend, renew or extend any Letter of Credit and the Swingling Lender to make a Swingline Loan on the occasion of any Swingline Borrowing is subject to the satisfaction of the following conditions:

                  (a) The representations and warranties of the Borrower set forth in this Credit Agreement shall be true and correct in all material respects on and as of the date of, and after giving effect to, such Borrowing and after giving effect to, the issuance, amendment, renewal or extension of such Letter of Credit, as applicable; provided, that, the representations and warranties contained in Sections 3.04(b), 3.06, 3.07(a) and 3.10 shall be deemed made, and shall be required to be true and correct, only on the Closing Date.

                  (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

        Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.



                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

         Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

         SECTION 5.01 FINANCIAL STATEMENTS AND OTHER INFORMATION.

         The Borrower will furnish to the Administrative Agent (with copies for each Lender):

                  (a) within 100 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, shareholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with

         GAAP (the Lenders agree that the Borrower's obligations under this paragraph (a) will be satisfied in respect of any fiscal year by delivery to the Administrative Agent, with copies for each Lender, within 100 days after the end of such fiscal year of its annual report for such fiscal year on Form 10-K as filed with the SEC);

                  (b) within 55 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (including the fiscal quarter ending on January 25, 2002), its consolidated balance sheet and related statements of operations and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes (the Lenders agree that the Borrower's obligations under this paragraph (b) will be satisfied in respect of any fiscal quarter by delivering to the Administrative Agent, with copies for each Lender, within 55 days after the end of such fiscal quarter of its quarterly report for such fiscal quarter on Form 10-Q as filed with the SEC);

                  (c) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with
         Section 6.01 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04(a)(i) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                  (d) promptly after the same become publicly available or upon transmission or receipt thereof, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be, provided that, with respect to materials filed with any national securities exchange, only material filings shall be required to be delivered pursuant to this paragraph (d); and

                  (e) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Credit Agreement, as the Administrative Agent or any Lender (acting through the Administrative Agent) may reasonably request.

         SECTION 5.02 NOTICES OF MATERIAL EVENTS.

         The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of, but in any event not later than five Business Days after, the following:

                  (a) the occurrence of any Default;

                  (b) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $100,000,000;

                  (c) the non-compliance with any contractual obligation or requirement of law that is not currently being contested in good faith by appropriate proceedings if all such non-compliance in the aggregate could reasonably be expected to have a Material Adverse Effect;

                  (d) the revocation of any license, permit, authorization, certificate, qualification or accreditation of the Borrower or any Subsidiary by any Governmental Authority if all such revocations in the aggregate could reasonably be expected to have a Material Adverse Effect;

                  (e) a change in rating for the Index Debt by either Moody's or S & P; and

                  (f) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

         Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

         SECTION 5.03 EXISTENCE; CONDUCT OF BUSINESS.

         The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation, dissolution or stock or asset sale permitted under Section 6.04.

         SECTION 5.04 PAYMENT OF OBLIGATIONS.

         The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 5.05 MAINTENANCE OF PROPERTIES; INSURANCE.

         The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations or maintain a system or systems of self-insurance or assumption of risk which accords with the practices of similar businesses.

         SECTION 5.06 BOOKS AND RECORDS; INSPECTION RIGHTS.

         The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

         SECTION 5.07 COMPLIANCE WITH LAWS.

         The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 5.08 USE OF PROCEEDS.

         The proceeds of the Loans will be used for the purposes described in
Section 3.13. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

         SECTION 5.09 MAINTENANCE OF ACCREDITATION, ETC.

         The Borrower will preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, all licenses, permits, authorizations, certifications and qualifications (including, without limitation, those qualifications with respect to solvency and capitalization) required, except where the failure to do so would not result in a Material Adverse Effect.

         SECTION 5.10 ADDITIONAL SUBSIDIARY GUARANTORS.

         The Borrower will cause each of its Significant Subsidiaries, whether newly formed, after acquired or otherwise existing, to promptly become a Guarantor hereunder by way of execution of a Joinder Agreement in the form of Exhibit B.


                                   ARTICLE VI

                               NEGATIVE COVENANTS

         Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

         SECTION 6.01 CONSOLIDATED TANGIBLE NET WORTH.

         The Consolidated Tangible Net Worth shall at all times be greater than or equal to $1,040,400,000, increased by an amount equal to 100% of the Net Cash Proceeds from any Equity Issuance occurring after the Closing Date.

         SECTION 6.02 INDEBTEDNESS.

         The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any other Indebtedness or liability on account of borrowed money, represented by any notes, bonds, debentures or similar obligations, or on account of the deferred purchase price of any property, or any other deposits, advance or progress payments under contracts, except:

                  (a) Indebtedness arising or existing under this Credit Agreement and the other Credit Documents;

                  (b) Indebtedness existing on the date hereof and set forth in
         Schedule 6.02 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

                  (c) Indebtedness of the Borrower and its Subsidiaries incurred after the Closing Date consisting of Capital Lease Obligations or Indebtedness incurred to provide all or a portion of the purchase price or cost of construction of an asset provided that (i) such Indebtedness when incurred shall not exceed the purchase price or cost of construction of such asset and (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

                  (d) Indebtedness of any Subsidiary to the Borrower or any other Subsidiary;

                  (e) Indebtedness secured by Liens to the extent permitted under Section 6.03;

                  (f) other unsecured Indebtedness of the Borrower and its Subsidiaries; provided that such Indebtedness is not senior in right of payment to the payment of the Indebtedness arising or existing under this Credit Agreement and the other Credit Documents.

         SECTION 6.03 LIENS.

         The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                  (a) Permitted Encumbrances;

                  (b) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.03; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                  (c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof; and

                  (d) Liens not otherwise permitted under this Section securing obligations in an aggregate amount not exceeding at any time 20% of Consolidated Tangible Net Worth as at the end of the immediately preceding fiscal quarter of the Borrower.

                  SECTION 6.04 FUNDAMENTAL CHANGES.

         The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Person, including any Affiliate, may merge with any Subsidiary in a transaction in which the surviving entity is a Subsidiary,
(iii) any Subsidiary
may sell, transfer, lease or otherwise dispose of its assets or stock to the Borrower or to another Subsidiary, (iv) any Subsidiary may liquidate or dissolve or the Borrower or any Subsidiary may sell, transfer, lease or otherwise dispose of the assets or stock of any Subsidiary if, in each case, the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders,
(v) the Borrower and its Subsidiaries may sell immaterial businesses, including Subsidiaries, in the ordinary course of business and (vi) any Subsidiary formed for the purpose of acquiring a Person or a minority interest in any Person may merge into such Person.

         SECTION 6.05 TRANSACTIONS WITH AFFILIATES.

         The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and its Subsidiaries not involving any other Affiliates, (c) contributions to the Medtronic Foundation in amounts consistent with past practices or (d) as otherwise permitted by this Credit Agreement.

         SECTION 6.06 RESTRICTIVE AGREEMENTS.

         The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of the Borrower or any Subsidiary to grant a lien on its properties or assets whether now owned or hereafter acquired or the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law, rule, regulation or regulatory administrative agreement or determination or by this Credit Agreement, and (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder.

         SECTION 6.07 BUSINESS ACTIVITY.

         The Borrower will not, nor will it permit any Significant Subsidiary to, alter the character of its business in any material respect from that conducted as of the Closing Date.

         SECTION 6.08 RESTRICTED PAYMENTS.

         The Borrower will not, nor will it permit any Subsidiary to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) to make dividends payable solely in the same class of capital stock of such Person, (b) to make dividends or other distributions payable to the Borrower (directly or indirectly through Subsidiaries) and ratably to minority shareholders and (c) other distributions in respect of the capital stock of such Person or the redemption, retirement, purchase or other acquisition of the capital stock of such Person (or any warrant, option or other rights with respect to any shares of capital stock (now or hereafter outstanding) of such Person) if no Default has occurred and is continuing or would result from such action.


                                   ARTICLE VII

                                EVENTS OF DEFAULT

         If any of the following events ("Events of Default") shall occur:

                  (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect to any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise (or any Guarantor shall fail to pay on the Guaranty in respect of any of the foregoing or in respect of any other Guaranty obligations thereunder);

                  (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause
         (a) of this Article) payable under this Credit Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

                  (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Credit Agreement or any amendment or modification hereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Credit Agreement or any amendment or modification hereof, shall prove to have been incorrect in any material respect when made or deemed made;

                  (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Borrower's existence) or 5.08 or in Article VI;

                  (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Credit Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;

                  (f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (subject to any applicable grace periods or notice requirements);

                  (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with the giving of notice if required) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness or (ii) the Indebtedness under this Agreement or the 364-Day Facility;

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Significant Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Significant Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) the Borrower or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Significant Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (j) an Event of Default shall occur and be continuing under the 364-Day Facility;

                  (k) the Borrower or any Significant Subsidiary shall become unable, admit in writing its inability to pay, or fail generally to pay its debts as they become due;

                  (l) one or more judgments or decrees shall be rendered against the Borrower, any Significant Subsidiary or any combination thereof and the same shall not have been paid, vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof that involves in the aggregate a liability (not paid or fully covered by insurance) of $50,000,000 or more;

                  (m) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

                  (n) a Change in Control of the Borrower shall occur; or

                  (o) the Guaranty or any provision thereof shall cease to be in full force and effect (other than in accordance with its terms) or any Guarantor or any Person acting by or on behalf of any Guarantor shall deny or disaffirm any Guarantor's obligations under the Guaranty;

         then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately (and the Commitments shall terminate), without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.


                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT

         SECTION 8.01 APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT.

         Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

         The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct.

         SECTION 8.02 NOTICE OF DEFAULT.

         The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Credit Agreement,
(ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Credit Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

         SECTION 8.03 RELIANCE BY ADMINISTRATIVE AGENT.

         The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

         SECTION 8.04 DELEGATION OF DUTIES.

         The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

         SECTION 8.05 SUCCESSOR ADMINISTRATIVE AGENT.

         The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article and Section 9.03 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

         SECTION 8.06 CREDIT DECISION; DISCLOSURE OF INFORMATION BY ADMINISTRATIVE AGENT.

         Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Credit Agreement, any related agreement or any document furnished hereunder or thereunder.

         SECTION 8.07 INDEMNIFICATION OF ADMINISTRATIVE AGENT.

         Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of the Borrower or any Guarantor and without limiting the obligation of the Borrower or any Guarantor to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Credit Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Commitments, the payment of all obligations hereunder and the resignation or replacement of the Administrative Agent.

         SECTION 8.08 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY.

         Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and each of the Guarantors and their respective Affiliates as though Bank of America were not the Administrative Agent or the Issuing Bank hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding the Borrower, any of the Guarantors or their respective Affiliates (including information that may be subject to confidentiality obligations in favor of such Person or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Credit Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the Issuing Bank, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.


                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.01 NOTICES.

         Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Borrower:

                                 Medtronic, Inc.
                                 710 Medtronic Parkway
                                 Minneapolis, MN 55432-5604,
                                 Attention: Treasury Department, Mail Stop LC480 Telecopy No. (763) 505-2700

                           with a copy to:

                                 Medtronic, Inc.
                                 710 Medtronic Parkway
                                 Minneapolis, MN 55432-5604,
                                 Attention: General Counsel, Mail Stop LC400
                                 Telecopy No. (763) 572-5459

                  (b) if to the Administrative Agent, Issuing Bank and/or Swingline Lender (for notices regarding borrowings, payments, conversions, fees, interest, and other administrative matter):

                                 Bank of America, N.A.
                                 Independence Center, 15th Floor
                                 NC1-001-15-04, 101 North Tryon Street
                                 Charlotte, North Carolina 28255
                                 Attn: Agency Services - Neal Hendrix
                                 Telephone: 704-386-4220
                                 Telecopy: 704-409-0017

                  (c) if to the Administrative Agent for all other notices (including with respect to delivery of financial statements, compliance certificates, Defaults and Events of Default, amendments, waivers and modifications of the Credit Documents and assignments):

                                  Bank of America, N.A.
                                  Agency Management
                                  1455 Market Street, CA5-704-05-19
                                  San Francisco, CA 94801
                                  Attention: Aamir Saleem
                                  Telephone: (415) 436-2769
                                  Telecopy: (415) 503-5089

                           with a copy to:

                                  Bank of America, N. A.
                                  Location Code: NC1-007-17-11
                                  100 North Tryon, 17th Floor
                                  Charlotte, North Carolina 28202
                                  Attention: Phil Durand
                                  Telephone: (704) 386-4955
                                  Telecopy: (704) 388-6002

                  (d) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

         Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Credit Agreement shall be deemed to have been given on the date of receipt.

         SECTION 9.02 WAIVERS; AMENDMENTS.

                  (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Credit Agreement or consent to any departure by the Borrower or any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

                  (b) Neither this Credit Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall
         (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vi) release all or substantially all of the Guarantors from their obligations under this Credit Agreement, without the written consent of each Lender or (vii) change or amend Section
         2.04 without the consent of the Swingline Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank hereunder without the prior written consent of the Administrative Agent or the Issuing Bank, as the case may be.

         SECTION 9.03 EXPENSES; INDEMNITY; DAMAGE WAIVER.

                  (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of outside counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Credit Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees and disbursements of any outside counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Credit Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof.

                  (b) The Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees and disbursements of any outside counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Credit Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the actual or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit),
         (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto (all of the foregoing, collectively, the "Indemnified Liabilities"); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee.

                  (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Issuing Bank as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Issuing Bank in its capacity as such.

                  (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Credit Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan, Letter of Credit or the use of the proceeds thereof.

                  (e) All amounts due under this Section shall be payable promptly after written demand therefor.

         SECTION 9.04 SUCCESSORS AND ASSIGNS.

                  (a) The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any Guarantor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower or any Guarantor without such consent shall be null and void); provided, however, that no such consent shall be required for any transaction permitted under Section 6.04. Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

                  (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund with respect thereto, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Commitment or any Lender's obligations in respect of its LC Exposure, the Issuing Bank) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender, an Affiliate of a Lender, an Approved Fund with respect thereto or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment, unless each of the Borrower and the Administrative Agent otherwise consent and, after giving effect to such assignment, the assigning Lender and its


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         Affiliates and the Approved Funds with respect to such Lender shall have a Commitment of at least $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consents, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Credit Agreement, (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, (iv) such assigning Lender shall simultaneously assign an identical percentage of the loans and commitments of such Lender under the 364-Day Facility to such assignee, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default has occurred and is continuing. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this paragraph shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

                  (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in Charlotte, North Carolina a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive (absent manifest error), and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary.

                  (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Credit Agreement unless it has been recorded in the Register as provided in this paragraph.


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                  (e) Any Lender may, without the consent of the Borrower, the
         Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

                  (f) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with
         Section 2.16(e) as though it were a Lender.

                  (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

                  (h) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC") of such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to Section 2.01; provided that (i) nothing herein shall constitute a commitment to make any Loan by any SPC and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the


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         Commitment of the Granting Lender to the same extent, and as if, such
         Loan were made by the Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any payment under this Credit Agreement for which a Lender would otherwise be liable, for so long as, and to the extent, the related Granting Lender makes such payment. In furtherance of the foregoing, each party hereto hereby agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04 or in Section 9.12, any SPC may (i) with notice to, but without the prior written consent of, the Borrower or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender or to any financial institutions providing liquidity and/or credit facilities to or for the account of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC.

         SECTION 9.05 SURVIVAL.

         All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Credit Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Credit Agreement and the making of any Loans and issuance of Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Credit Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Credit Agreement or any provision hereof.

         SECTION 9.06 COUNTERPARTS; INTEGRATION; EFFECTIVENESS.

         This Credit Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Credit Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Credit Agreement shall


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become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Credit Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Credit Agreement.

         SECTION 9.07 SEVERABILITY.

         Any provision of this Credit Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

         SECTION 9.08 RIGHT OF SETOFF.

         If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Credit Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Credit Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

         SECTION 9.09 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF
PROCESS.

                  (a) This Credit Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  (b) Each of the Borrower and the Guarantors hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Credit Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Credit Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Credit Agreement against the Borrower or any Guarantor or their respective properties in the courts of any jurisdiction.


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                  (c) Each of the Borrower and the Guarantors hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Credit Agreement in any court referred to in paragraph
         (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Credit Agreement irrevocably consents to service of process in the manner provided for notices in Section
         9.01. Nothing in this Credit Agreement will affect the right of any party to this Credit Agreement to serve process in any other manner permitted by law.

         SECTION 9.10 WAIVER OF JURY TRIAL.

         EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         SECTION 9.11 HEADINGS.

         Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Credit Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Credit Agreement.

         SECTION 9.12 CONFIDENTIALITY.

         Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' and its Approved Funds' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent, and only to the extent, required by applicable laws or regulations or by any subpoena or similar legal process, provided that the Person required


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to disclose such information shall take reasonable efforts (at Borrower's expense) to ensure that any Information so disclosed shall be afforded confidential treatment, (d) to any other party to this Credit Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Credit Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Credit Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower who is not, to the knowledge of the Administrative Agent, the Issuing Bank or such Lender, under an obligation of confidentiality to Borrower with respect to such Information. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.


                                    ARTICLE X

                                    GUARANTY

         SECTION 10.1 THE GUARANTY.

         In order to induce the Lenders and the Issuing Bank to enter into this Credit Agreement and the other Credit Documents and to extend credit hereunder and in recognition of the direct benefits to be received by the Guarantors from the Borrowings and Letters of Credit hereunder, each of the Guarantors hereby agrees with the Administrative Agent and the Lenders as follows: the Guarantor hereby unconditionally and irrevocably jointly and severally guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all obligations of the Borrower to the Administrative Agent, the Issuing Bank and the Lenders. If any or all of the obligations of the Borrower to the Administrative Agent, the Issuing Bank and the Lenders becomes due and payable hereunder, each Guarantor unconditionally promises to pay such indebtedness to the Administrative Agent, the Issuing Bank and the Lenders, on order, or demand, together with any and all reasonable expenses which may be incurred by the Administrative Agent, the Issuing Bank or the Lenders in collecting any of the obligations.

         Notwithstanding any provision to the contrary contained herein, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state).


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         SECTION 10.2 BANKRUPTCY.

         Additionally, each of the Guarantors unconditionally and irrevocably guarantees jointly and severally the payment of any and all indebtedness of the Borrower to the Administrative Agent, the Issuing Bank and Lenders whether or not due or payable by the Borrower upon the occurrence of any of the Event of Default specified in Article VII, subsection (i), and unconditionally promises to pay such obligations to the Administrative Agent for the account of itself, the Issuing Bank and the Lenders, or order, on demand, in lawful money of the United States. Each of the Guarantors further agrees that to the extent that the Borrower or a Guarantor shall make a payment or a transfer of an interest in any property to the Administrative Agent or any Lender, which payment or transfer or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise is avoided, and/or required to be repaid to the Borrower or a Guarantor, the estate of the Borrower or a Guarantor, a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such avoidance or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

         SECTION 10.3 NATURE OF LIABILITY.

         The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the indebtedness of the Borrower whether executed by any such Guarantor, any other guarantor or by any other party, and no Guarantor's liability hereunder shall be affected or impaired by
(a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the indebtedness of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Administrative Agent or the Lenders on the indebtedness which the Administrative Agent or such Lenders repay the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each of the Guarantors waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

         SECTION 10.4 INDEPENDENT OBLIGATION.

         The obligations of each Guarantor hereunder are independent of the obligations of any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other guarantor or the Borrower and whether or not any other Guarantor or the Borrower is joined in any such action or actions.


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         SECTION 10.5 AUTHORIZATION.

         Each of the Guarantors authorizes the Administrative Agent, the Issuing Bank and each Lender without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the indebtedness or any part thereof in accordance with this Credit Agreement, including any increase or decrease of the rate of interest thereon, (b) take and hold security from any guarantor or any other party for the payment of this Guaranty or the indebtedness and exchange, enforce waive and release any such security, (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their discretion may determine and (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors.

         SECTION 10.6 RELIANCE.

         It is not necessary for the Administrative Agent, the Issuing Bank or the Lenders to inquire into the capacity or powers of the Borrower or the officers, directors, members, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

         SECTION 10.7 WAIVER.

                  (a) Each of the Guarantors waives any right (except as shall be required by applicable statute and cannot be waived) to require the Administrative Agent, the Issuing Bank or any Lender to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party, or (iii) pursue any other remedy in the Administrative Agent's, the Issuing Bank's or any Lender's power whatsoever. Each of the Guarantors waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party other than payment in full of the indebtedness, including without limitation any defense based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the indebtedness or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the indebtedness. The Administrative Agent, the Issuing Bank or any of the Lenders may, at their election, foreclose on any security held by the Administrative Agent, the Issuing Bank or a Lender by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Administrative Agent, the Issuing Bank or any Lender may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the indebtedness has been paid. Each of the Guarantors waives any defense arising out of any such election by the Administrative Agent, the Issuing Bank or any of the Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantors against the Borrower or any other party or any security.


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                  (b) Each of the Guarantors waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notice of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the indebtedness and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent, the Issuing Bank and the Lenders shall have any duty to advise such Guarantor of information known to it regarding such circumstances or risks.

                  (c) Each of the Guarantors hereby agrees it will not exercise any rights of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the U.S. Bankruptcy Code, or otherwise) to the claims of the Administrative Agent, the Issuing Bank and the Lenders against the Borrower or any other guarantor of the indebtedness of the Borrower owing to the Administrative Agent, the Issuing Bank and the Lenders (collectively, the "Other Parties") and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Other Party which it may at any time otherwise have as a result of this Guaranty until such time as the Loans and the reimbursement obligations in respect of LC Disbursements hereunder shall have been paid and the Commitments have been terminated and no Letters of Credit are outstanding. Each of the Guarantors hereby further agrees not to exercise any right to enforce any other remedy which the Administrative Agent, the Issuing Bank and the Lenders now have or may hereafter have against any Other Party, any endorser or any other guarantor of all or any part of the indebtedness of the Borrower and any benefit of, and any right to participate in, any security or collateral given to or for the benefit of the Issuing Bank and the Lenders to secure payment of the indebtedness of the Borrower until such time as the Loans and the reimbursement obligations in respect of LC Disbursements hereunder shall have been paid and the Commitments have been terminated and no Letters of Credit are outstanding.

         SECTION 10.8 LIMITATION ON ENFORCEMENT.

         The Lenders and the Issuing Bank agree that this Guaranty may be enforced only by the action of the Administrative Agent acting upon the instructions of the Required Lenders and that none of the Lenders and the Issuing Bank shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of itself, the Issuing Bank and the Lenders under the terms of this Credit Agreement. The Administrative Agent, the Issuing Bank and the Lenders further agree that this Guaranty may not be enforced against any director, officer, employee or stockholder or other equityholder of the Guarantors.


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


         SECTION 10.9 CONFIRMATION OF PAYMENT.

         The Administrative Agent, the Issuing Bank and the Lenders will, upon request after payment of the indebtedness and obligations which are the subject of this Guaranty and termination of the Commitments relating thereto and the expiration or the termination of all Letters of Credit, confirm to the Borrower, the Guarantors or any other Person that such indebtedness and obligations have been paid and the Commitments relating thereto terminated, subject to the provisions of Section 10.2.


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


         IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written


BORROWER:                               MEDTRONIC, INC,
--------                                a Minnesota corporation

                                        By:    /s/ Robert L. Ryan
                                           -------------------------------------
                                        Name:  Robert L. Ryan
                                             -----------------------------------
                                        Title: Vice-President and Chief
                                               Financial Officer
                                              ----------------------------------


GUARANTORS:                             MEDTRONIC MINIMED, INC.,
----------                              a Delaware corporation

                                        By:    /s/ Robert L. Ryan
                                           -------------------------------------
                                        Name:  Robert L. Ryan
                                             -----------------------------------
                                        Title: Vice-President and Chief
                                               Financial Officer
                                              ----------------------------------


                                        MEDTRONIC INTERNATIONAL, LTD,
                                        a Delaware corporation

                                        By:    /s/ Robert L. Ryan
                                           -------------------------------------
                                        Name:  Robert L. Ryan
                                             -----------------------------------
                                        Title: Vice-President and Chief
                                               Financial Officer
                                              ----------------------------------


                                        MEDTRONIC AVE, INC.,
                                        a Delaware corporation

                                        By:    /s/ Robert L. Ryan
                                           -------------------------------------
                                        Name:  Robert L. Ryan
                                             -----------------------------------
                                        Title: Vice-President and Chief
                                               Financial Officer
                                              ----------------------------------


                                        MEDTRONIC INTERNATIONAL
                                        TECHNOLOGY, INC.,
                                        a Minnesota corporation

                                        By:    /s/ Robert L. Ryan
                                           -------------------------------------
                                        Name:  Robert L. Ryan
                                             -----------------------------------
                                        Title: Vice-President and Chief
                                               Financial Officer
                                              ----------------------------------


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


                                        MEDTRONIC SOFAMOR DANEK, INC.,
                                        an Indiana corporation

                                        By:    /s/ Robert L. Ryan
                                           -------------------------------------
                                        Name:  Robert L. Ryan
                                             -----------------------------------
                                        Title: Vice-President and Chief
                                               Financial Officer
                                              ----------------------------------


                                        MEDTRONIC USA, INC.,
                                        a Minnesota corporation

                                        By:    /s/ Robert L. Ryan
                                           -------------------------------------
                                        Name:  Robert L. Ryan
                                             -----------------------------------
                                        Title: Vice-President and Chief
                                               Financial Officer
                                              ----------------------------------

                                        BANK OF AMERICA, N.A.,
                                        individually in its capacity as
                                        Administrative Agent


                                        By:    /s/ Christine Cordi
                                           -------------------------------------
                                        Name:  Christine Cordi
                                             -----------------------------------
                                        Title: Vice-President
                                              ----------------------------------


LENDERS:                                BANK OF AMERICA, N.A.,
                                        As Lender


                                        By:    /s/ Philip S. Durand
                                           -------------------------------------
                                        Name:  Philip S. Durand
                                             -----------------------------------
                                        Title: Principal
                                              ----------------------------------


                                        BANK OF AMERICA, N.A.,
                                        As Swingline Lender


                                        By:    /s/ Philip S. Durand
                                           -------------------------------------
                                        Name:  Philip S. Durand
                                             -----------------------------------
                                        Title: Principal
                                              ----------------------------------


                                        BANK OF AMERICA, N.A.,
                                        As Letter of Credit Issuer


                                        By:    /s/ Philip S. Durand
                                           -------------------------------------
                                        Name:  Philip S. Durand
                                             -----------------------------------
                                        Title: Principal
                                              ----------------------------------

LENDERS:                                BANK ONE, N.A.,
                                        As Lender


                                        By:    /s/ Anthony F. Maggiore
                                           -------------------------------------
                                        Name:  Anthony F. Maggiore
                                             -----------------------------------
                                        Title: Director, Capital Markets
                                              ----------------------------------


                                        THE BANK OF TOKYO-MITSUBISHI,
                                        LTD., CHICAGO BRANCH
                                        As Lender


                                        By:    /s/ Patrick McCue
                                           -------------------------------------
                                        Name:  Patrick McCue
                                             -----------------------------------
                                        Title: Vice President & Manager
                                              ----------------------------------


                                        BNP PARIBAS,
                                        As Lender


                                        By:    /s/ Thomas H. Ambrose
                                           -------------------------------------
                                        Name:  Thomas H. Ambrose
                                             -----------------------------------
                                        Title: Director
                                              ----------------------------------


                                        By:    /s/ Christine L. Howatt
                                           -------------------------------------
                                        Name:  Christine L. Howatt
                                             -----------------------------------
                                        Title: Vice President
                                              ----------------------------------


                                        CITICORP USA, INC.
                                        As Lender


                                        By:    /s/ Mary O'Connell
                                           -------------------------------------
                                        Name:  Mary O'Connell
                                             -----------------------------------
                                        Title: Vice President
                                              ----------------------------------


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


                                        DEUTSCHE BANK AG, NEW YORK
                                        BRANCH
                                        As Lender


                                        By:    /s/ Iain Stewart
                                           -------------------------------------
                                        Name:  Iain Stewart
                                             -----------------------------------
                                        Title: Director
                                              ----------------------------------


                                        By:    /s/ Jean M. Hannigan
                                           -------------------------------------
                                        Name:  Jean M. Hannigan
                                             -----------------------------------
                                        Title: Director
                                              ----------------------------------


                                        FIRST UNION NATIONAL
                                        BANK,
                                        As Lender


                                        By:    /s/ Paige Mesaros
                                           -------------------------------------
                                        Name:  Paige Mesaros
                                             -----------------------------------
                                        Title: Vice President
                                              ----------------------------------


                                        FLEET NATIONAL BANK, N.A.
                                        As Lender


                                        By:    /s/ Gordon B. Coughlin
                                           -------------------------------------
                                        Name:  Gordon B. Coughlin
                                             -----------------------------------
                                        Title: Vice President
                                              ----------------------------------


                                        THE FUJI BANK, LTD.
                                        As Lender


                                        By:    /s/ Peter L. Chinnici
                                           -------------------------------------
                                        Name:  Peter L. Chinnici
                                             -----------------------------------
                                        Title: Senior Vice President & Group
                                               Head
                                              ----------------------------------

                                        KEYBANK NATIONAL
                                        ASSOCIATION,
                                        As Lender


                                        By:    /s/ Frank J. Jancar
                                           -------------------------------------
                                        Name:  Frank J. Jancar
                                             -----------------------------------
                                        Title: Vice President
                                              ----------------------------------


                                        ROYAL BANK OF CANADA,
                                        As Lender


                                        By:    /s/ Gordon C. MacArthur
                                           -------------------------------------
                                        Name:  Gordon C. MacArthur
                                             -----------------------------------
                                        Title: Senior Manager
                                              ----------------------------------


                                        SUNTRUST BANK,
                                        As Lender


                                        By:    /s/ Cathy Hunnicutt
                                           -------------------------------------
                                        Name:  Cathy Hunnicutt
                                             -----------------------------------
                                        Title: Assistant Vice President
                                              ----------------------------------


                                        UBS AG, STAMFORD BRANCH,
                                        As Lender


                                        By:    /s/ Wilfred V. Saint
                                           -------------------------------------
                                        Name:  Wilfred V. Saint
                                             -----------------------------------
                                        Title: Associate Director Banking
                                               Products Services, US
                                              ----------------------------------


                                        By:    /s/ Lynne B. Alfarone
                                           -------------------------------------
                                        Name:  Lynne B. Alfarone
                                             -----------------------------------
                                        Title: Associate Director Banking
                                               Products Services, US
                                              ----------------------------------

                                        U.S. BANK NATIONAL
                                        ASSOCIATION,
                                        As Lender


                                        By:    /s/ Karen Weathers
                                           -------------------------------------
                                        Name:  Karen Weathers
                                             -----------------------------------
                                        Title: Vice President
                                              ----------------------------------


                                        WELLS FARGO BANK,
                                        NATIONAL ASSOCIATION
                                        As Lender


                                        By:    /s/ Christopher A. Cudak
                                           -------------------------------------
                                        Name:  Christopher A. Cudak
                                             -----------------------------------
                                        Title: Vice President
                                               Wells Fargo Bank, National
                                               Association
                                              ----------------------------------


                                        By:    /s/ James D. Heinz
                                           -------------------------------------
                                        Name:  James D. Heinz
                                             -----------------------------------
                                        Title: Senior Vice President
                                              ----------------------------------